As filed with the Securities and Exchange Commission on August 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUPONT DE NEMOURS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2821	81-1224539
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

974 Centre Road, Building 730

Wilmington, Delaware 19805

(302) 295-5783

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Erik T. Hoover

Senior Vice President & General Counsel

974 Centre Road, Building 730

Wilmington, Delaware 19805

(302) 295-5783

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to

Brandon Van Dyke

Ryan J. Dzierniejko

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

(212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permissible.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2026

PROSPECTUS

DUPONT DE NEMOURS, INC.

Offer to Exchange

This is an offer by DuPont de Nemours, Inc., a Delaware corporation (“DuPont” or the “Company”), to exchange (the “Exchange Offer”) up to $684,398,000 principal amount of 4.725% Notes due 2028 (Regulation S CUSIP No. U2651N AA2 and Rule 144A CUSIP No. 26614N AC6) (the “Original Notes”) for a like principal amount of 4.725% Notes due 2028, the offer of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Notes”).

The Original Notes and the Exchange Notes are collectively referred to in this prospectus as the “Notes.”

Material Terms of the Exchange Offer:

•	The Company will exchange all Original Notes that are validly tendered and not validly withdrawn for a like principal amount of Exchange Notes that are freely tradable.

•	You may withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offer.

•

The Exchange Offer will expire at 5:00 p.m., New York City time, on   , 2026 (the “expiration date”), unless extended. We do not currently intend to extend the expiration date unless required to do so by applicable law as described under “The Exchange Offer—Expiration Date; Extensions; Amendments.”

•	The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof.

•	To exchange your Original Notes, you are required to make certain representations to us. See “The Exchange Offer— Procedures for Tendering” for more information.

•	We will not receive any proceeds from the Exchange Offer.

The Exchange Notes:

•

The terms of the Exchange Notes to be issued in the Exchange Offer are substantially identical to the terms of the Original Notes, except that the issuance of the Exchange Notes will be registered under the Securities Act and the transfer restrictions, special mandatory redemption, registration rights and additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will represent the same debt as the Original Notes, and DuPont will issue the Exchange Notes under the same indenture that governs the Original Notes.

•

The Exchange Notes will be DuPont’s general, unsecured senior obligations, will rank equally in right of payment with all of DuPont’s existing and future unsubordinated indebtedness, liabilities and other obligations, including any Original Notes that are not validly tendered and accepted in this Exchange Offer, and will rank senior in right of payment to all of DuPont’s future subordinated indebtedness, liabilities and other obligations. In addition, the Exchange Notes will be effectively junior to all of DuPont’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

•	The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system. There is currently no market for the Exchange Notes.

All untendered Original Notes will continue to be subject to the restrictions on transfer set forth in the Original Notes and in the Indenture (as defined herein) governing the Original Notes. In general, the Original Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act. Other than in connection with the Exchange Offer, DuPont does not currently anticipate that it will register the offer or sale of the Original Notes under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 13 of this prospectus and those risk factors incorporated by reference into this prospectus for a discussion of certain risks that you should consider before tendering

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. We are not making the Exchange Offer to, nor will we accept surrenders for exchange from, holders of outstanding Original Notes in any jurisdiction in which the Exchange Offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.

References to “DuPont,” the “Company,” “we,” “our” and “us” in this prospectus are references to DuPont de Nemours, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. References in this prospectus to “$” and “U.S. dollars” are to the currency of the United States.

This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You can obtain the documents that are incorporated by reference into this prospectus (other than certain exhibits or schedules to those documents), without charge, by requesting them in writing or by telephone from DuPont at the following address and telephone number or the Exchange Agent (as defined herein) at the address set forth on the back cover of this prospectus, or through the SEC website at www.sec.gov:

DuPont de Nemours, Inc.

Attention: Investor Relations

974 Centre Road, Building 730

Wilmington, Delaware 19805

(302) 295-5783

In order to ensure timely delivery of the requested documents, requests should be made no later than    , 2026, which is five business days before the date the Exchange Offer expires. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

You should not assume that the information in this prospectus or any document incorporated by reference herein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Offer and the Exchange Notes. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits to the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement, including the exhibits, for further information about DuPont and the Exchange Offer and Exchange Notes described in this prospectus. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

DuPont files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at sec.gov. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this initial registration statement on Form S-4 of which this prospectus forms a part.

The documents we incorporate by reference into this prospectus are:

(a)	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026 (the “Annual Report”);

(b)

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 10, 2026;

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026;

(d)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 4, 2026; and

(e)	Current Reports on Form 8-K as filed with the SEC on each of January 20, 2026, March 18, 2026, April 15, 2026, May 26, 2026 and June 24, 2026.

DuPont will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting DuPont in writing or by telephone at:

DuPont de Nemours, Inc.

Attention: Investor Relations

974 Centre Road, Building 730

Wilmington, Delaware 19805

(302) 295-5783

You can also access DuPont’s SEC filings through the Investor Relations section of its website at investors.dupont.com. The information on DuPont’s website, however, is not incorporated by reference in, and does not form a part of, this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus and the documents incorporated by reference.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

PROSPECTUS SUMMARY

This summary provides a brief overview of certain information appearing elsewhere in this prospectus, the accompanying letter of transmittal and the documents incorporated by reference herein, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Because it is abbreviated, this summary does not contain all of the information that may be important to you in understanding the Exchange Offer and the terms of the Exchange Notes. We encourage you to read the entire prospectus, the accompanying letter of transmittal and the documents incorporated by reference herein carefully, including the “Risk Factors” section and our consolidated financial statements and the notes to those financial statements, before participating in the Exchange Offer.

DuPont de Nemours, Inc.

DuPont is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life by applying diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, building and construction, healthcare and worker safety.

Recent Developments

On May 26, 2026, we announced that our Board of Directors approved a reverse stock split of the Company’s common stock at a ratio of 1-for-3 (the “Reverse Stock Split”). The Reverse Stock Split was approved by stockholders at the Company’s 2026 Annual Meeting of Stockholders held on May 21, 2026, and became effective at 12:01 a.m., New York City time, on June 24, 2026. The share count and earnings per share information below has been recast to reflect the Reverse Stock Split as of and for the years ended December 31, 2025, 2024 and 2023:

Net Income for Earnings Per Share Calculations – Basic & Diluted In millions	2025	2024	2023
Income (loss) from continuing operations, net of tax	$98	$(96)	$(62)
Net income from continuing operations attributable to noncontrolling interests	10	2	6

Income (loss) from continuing operations attributable to common stockholders	$88	$(98)	$(68)

(Loss) income from discontinued operations, net of tax	(836)	834	524
Net loss from discontinued operations attributable to noncontrolling interests	31	33	33

(Loss) income from discontinued operations attributable to common stockholders	(867)	801	491

Net (loss) income available to DuPont common stockholders	$(779)	$703	$423

Earnings Per Share Calculations – Basic Dollars per share	2025	2024	2023
Earnings (loss) from continuing operations attributable to common stockholders	$0.63	$(0.70)	$(0.45)
(Loss) earnings from discontinued operations, net of tax	(6.23)	5.73	3.27

(Loss) earnings available to common stockholders[1]	$(5.60)	$5.03	$2.82

Earnings Per Share Calculations – Diluted Dollars per share	2025	2024	2023
Earnings (loss) from continuing operations attributable to common stockholders	$0.63	$(0.70)	$(0.45)
(Loss) earnings from discontinued operations, net of tax	(6.20)	5.73	3.27

(Loss) earnings available to common stockholders[1]	$(5.57)	$5.03	$2.82

Share Count Information Shares in Millions	2025	2024	2023
Weighted-average common shares – basic	139.2	139.7	150.0
Plus dilutive effect of equity compensation plans	0.6	—	—

Weighted-average common shares – diluted	139.8	139.7	150.0

Stock options, restricted stock units, and performance-based restricted stock units excluded from EPS calculations[2]	0.6	2.0	2.0

Share Count Information	2025	2024	2023
Common shares issued and outstanding as of period end	136,398,482	139,331,448	143,370,047

(1)

Earnings (loss) per share amounts are computed independently for income (loss) from continuing operations, income (loss) from discontinued operations and net income (loss) attributable to common stockholders. As a result, the per share amounts from continuing operations and discontinued operations may not equal the total per share amounts for net income attributable to common stockholders.

(2)

These outstanding options to purchase shares of common stock, restricted stock units and performance based restricted stock units were excluded from the calculation of diluted earnings per share because the effect of including them would have been antidilutive.

Our Corporate Information

The mailing address of our principal executive offices is 974 Centre Road, Building 730, Wilmington, Delaware 19805. Our main telephone number is (302) 295-5783.

The address of our website is www.dupont.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus.

Summary of the Terms of the Exchange Offer

Background	On October 2, 2025, we completed our offers to exchange (the “prior exchange offers”) any and all outstanding notes of certain series previously issued by DuPont by issuing the Original Notes in a private offering.

We are offering to issue the Exchange Notes to satisfy our obligations under the Registration Rights Agreement, dated October 2, 2025 (the “Registration Rights Agreement”), that we entered into with the dealer managers for the prior exchange offers. See “The Exchange Offer—Purpose of the Exchange Offer; Registration Rights.”

The Exchange Offer	DuPont is offering to exchange the Original Notes (Regulation S CUSIP No. U2651N AA2 and ISIN USU2651NAA29 and Rule 144A CUSIP No. 26614N AC6 and ISIN US26614NAC65) for a like principal amount of the Exchange Notes (CUSIP No. 26614N AD4 and ISIN US26614NAD49), the offer of which has been registered under the Securities Act.

The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange Offer.”

In order to exchange an Original Note, you must follow the required procedures, and DuPont must accept the Original Note for exchange. Unless the Exchange Offer is terminated, DuPont will exchange all Original Notes validly tendered and not validly withdrawn prior to the expiration date. See “The Exchange Offer.”

Resale of Exchange Notes	Based on interpretations of the SEC staff, as described in previous no-action letters issued to third parties, we believe that the Exchange Notes you receive pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the Exchange Notes issued in the Exchange Offer in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the Exchange Offer; and

•	you are not an “affiliate” of DuPont, as defined in Rule 405 of the Securities Act.

By tendering your Original Notes as described in “The Exchange Offer—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in an Exchange Offer like ours. We cannot guarantee that the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Consequences if You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the Exchange Offer or are not accepted for exchange will remain outstanding and continue to accrue interest, but will be subject to transfer restrictions. You will not be able to offer or sell such Original Notes unless you are able to rely on an exemption from the requirements of the Securities Act or the offer or sale of Original Notes is registered under the Securities Act.

After the Exchange Offer is completed, DuPont will no longer have an obligation to register the offer or sale of Original Notes, except as provided under the Registration Rights Agreement. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the market for any remaining Original Notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2026, subject to our right to extend the expiration date for the Exchange Offer. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Issuance of Exchange Notes	DuPont will issue the Exchange Notes in exchange for the Original Notes tendered and accepted in the Exchange Offer promptly following the expiration date (unless amended as described in this prospectus). See “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The Exchange Offer is subject to certain customary conditions, which we may amend or waive. The Exchange Offer is not conditioned upon any minimum principal amount of outstanding Original Notes being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Special Procedures for Beneficial Holders	If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the Exchange Offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the expiration date for the Exchange Offer. See “The Exchange Offer—Withdrawal of Tenders.”

Accounting Treatment	We will not recognize any gain or loss for accounting related to the Exchange Offer. We will record the expenses of the Exchange Offer as incurred. See “The Exchange Offer—Accounting Treatment.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of Exchange Notes in connection with the Exchange Offer.

Exchange Agent	U.S. Bank Trust Company, National Association is serving as exchange agent (the “Exchange Agent”) in connection with the Exchange Offer for the Original Notes. The address and telephone number of the Exchange Agent are set forth under “The Exchange Offer—Exchange Agent.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes. Other than the restrictions on transfer, registration rights and additional interest provisions, the Exchange Notes will have the same financial terms and covenants as the Original Notes.

Issuer	DuPont de Nemours, Inc., a Delaware corporation.

Securities Offered	Up to $684,398,000 aggregate principal amount of Exchange Notes, consisting of up to $684,398,000 aggregate principal amount of 4.725% Notes due 2028.

Interest Rates; Interest Payment Dates; Maturity Dates	The Exchange Notes will have the same interest rate, interest payment dates and maturity date as the Original Notes for which the Exchange Notes are being offered in exchange. With respect to the Exchange Notes, (a) interest will accrue on such Exchange Notes from the most recent date on which interest on the Original Notes has been paid and (b) if the regular record date for the first interest payment date would be a date prior to the settlement date of the Exchange Offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

Interest Rate and Maturity Date	Interest Payment Dates
4.725% Notes due November 15, 2028	May 15 and November 15

Optional Redemption	The Exchange Notes will have the same optional redemption terms as the Original Notes.

For additional information, see “Description of the Exchange Notes—Optional Redemption.”

Change of Control Repurchase Event	If a Change of Control Triggering Event (as defined herein) occurs with respect to the Exchange Notes, except to the extent DuPont has exercised its right to redeem such Exchange Notes, DuPont will be required to offer each holder of the Exchange Notes to repurchase all or any part of that holder’s Exchange Notes at a repurchase price in cash equal to 101% of the principal amount of such Exchange Notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date. See “Description of the Exchange Notes—Change of Control Repurchase Event.”

Priority	The Exchange Notes will be DuPont’s general, unsecured senior obligations, and will:

•	rank equally in right of payment with all of DuPont’s existing and future unsubordinated indebtedness, liabilities and other obligations;

•	rank senior in right of payment to all of DuPont’s future subordinated indebtedness, liabilities and other obligations;

•	be effectively junior to all of DuPont’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all of the existing and future indebtedness, liabilities and other obligations (including trade payables) of DuPont’s subsidiaries.

Additional Notes	DuPont may “re-open” the Exchange Notes and issue an unlimited principal amount of additional Exchange Notes in the future without the consent of the holders.

Form and Minimum Denominations	The Exchange Notes will be issued only in registered, book-entry form. There will be one or more global notes (each, a “Global Note”) deposited with a common depositary for the Depository Trust Company (“DTC”).

The Exchange Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	You should carefully consider the information set forth herein under “Risk Factors” and the other information in this prospectus and the documents incorporated herein by reference in deciding whether to participate in the Exchange Offer and for certain risks related to the Exchange Notes.

No Public Market; Liquidity	The Exchange Notes are new securities and there are currently no established trading markets for the Exchange Notes. DuPont has not and does not intend to apply for listing of the Exchange Notes on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system.

There can be no assurance as to the aggregate principal amount of Exchange Notes issued on the settlement date, and a liquid trading market may not exist on the settlement date or develop thereafter for the Exchange Notes.

Trustee of the Exchange Notes	U.S. Bank Trust Company, National Association.

Paying Agent, Registrar and Transfer Agent of the Exchange Notes	U.S. Bank Trust Company, National Association.

Governing Law	The State of New York.

RISK FACTORS

In addition to the other information set forth and incorporated by reference in this prospectus, you should consider carefully (i) the factors identified in the “Risk Factors” sections of our Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, and (ii) the factors set forth below related to the Exchange Offer.

Risks Relating to the Exchange Offer

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or that we do not accept will, following the Exchange Offer, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes outstanding. Following the Exchange Offer, if you do not tender your Original Notes, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

You must comply with the Exchange Offer procedures in order to receive freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only if such tenders comply with the Exchange Offer procedures described herein. We are not required to notify you of defects or irregularities in tenders of Original Notes for exchange.

The Exchange Offer may not be completed.

The Exchange Offer is subject to the satisfaction of certain conditions. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the Exchange Offer is completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered in the Exchange Offer.

Until we announce whether we have accepted valid tenders of Original Notes for exchange pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate the Exchange Offer at any time before our announcement of whether we will accept valid tenders of Original Notes for exchange pursuant to the Exchange Offer, which we expect to make as soon as reasonably practicable after the expiration date.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Original Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

Risks Relating to the Exchange Notes

The Exchange Notes will be unsecured.

The Exchange Notes will be unsecured. Holders of any secured indebtedness will have claims that are prior to the claims of holders of the Exchange Notes, to the extent of the value of the assets securing such secured indebtedness, in the event of any bankruptcy, liquidation or similar proceeding involving us. As of June 30, 2026, we have no secured indebtedness outstanding, however, we may incur secured indebtedness in the future which would be effectively senior to the Exchange Notes.

The Exchange Notes will not be guaranteed.

None of our subsidiaries will guarantee or otherwise become obligated with respect to, or will have any obligation to pay or to provide us with funds to pay the Exchange Notes. Accordingly, our right to receive assets from any such entity upon its bankruptcy, liquidation or reorganization, and the right of holders of the Exchange Notes to participate in those assets, is structurally subordinated to claims of such entity’s creditors, including trade creditors. The Indenture governing the Exchange Notes does not restrict the amount of debt that we or any of our subsidiaries may incur. As of June 30, 2026, our subsidiaries had approximately $9 million of total debt outstanding, all of which would be structurally senior to the Exchange Notes.

An increase in interest rates could result in a decrease in the market values of the Exchange Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if you purchase the Exchange Notes and market interest rates increase, the market values of your Exchange Notes may decline. DuPont cannot predict the future level of market interest rates.

There can be no assurance as to the liquidity of any series of Exchange Notes.

We cannot predict the extent to which holders of the Original Notes will participate in the Exchange Offer. As a result, there can be no assurance as to the aggregate principal amount of the Exchange Notes issued on the settlement date, and a liquid trading market may not exist on the settlement date or develop thereafter for the Exchange Notes.

There are currently no markets for the Exchange Notes, and active trading markets may not develop for the Exchange Notes.

The Exchange Notes are new securities for which there are no established trading markets. DuPont does not intend to apply for listing of the Exchange Notes on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system. In addition, the liquidity of the trading markets in the Exchange Notes and the market prices quoted for the Exchange Notes may be adversely affected by changes in the overall market for securities and by changes in DuPont’s financial performance or prospects or changes in the financial performance or prospects of companies in DuPont’s industry. Active trading markets for the Exchange Notes may not develop or be sustained and there can be no assurance as to the liquidity of any markets that do develop. You may not be able to sell your Exchange Notes at a particular time, and the price that you receive when you sell may not be favorable.

The provisions in the indenture that govern the Exchange Notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the Indenture that govern the Exchange Notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of “Change of Control Triggering Event” in the Indenture to trigger these provisions, including the requirement that the transactions be accompanied or followed within 60 days, subject to extension under certain circumstances, by a downgrade in the rating of the Exchange Notes, following which the Exchange Notes are no longer rated “investment grade”. Except as described under “Description of the Exchange Notes—Change of Control Repurchase Event”, the Indenture does not contain provisions that permit the holders of the Exchange Notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.

Further, the definition of “Change of Control”, which is a condition precedent to a “Change of Control Triggering Event”, includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law.

Accordingly, your ability to require us to repurchase your Exchange Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets to another individual, group or entity may be uncertain.

Our ability to repurchase Exchange Notes upon a change of control may be limited.

Upon the occurrence of a Change of Control Triggering Event (as defined below under “Description of the Exchange Notes—Change of Control Repurchase Event”) in respect of the Exchange Notes, each holder of Exchange Notes will have the right to require us to repurchase such holder’s Exchange Notes, unless we have exercised our right to redeem such Exchange Notes as described under “Description of the Exchange Notes—Optional Redemption”. If a Change of Control Triggering Event were to occur and we did not have sufficient funds to pay the Change of Control Payment (as defined below under “Description of the Exchange Notes—Change of Control Repurchase Event”) in respect of all Exchange Notes or portions of Exchange Notes properly tendered, that failure would constitute an event of default under the Indenture governing the Exchange Notes. A change of control may also require us to make an offer to purchase certain of our other indebtedness and may give rise to an event of default under our revolving credit facility and/or other future indebtedness. We may not have sufficient funds to purchase all of the affected indebtedness and repay the amounts owed under such facilities.

Ratings of the Exchange Notes may change and affect the market prices and marketability of the Exchange Notes.

Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events, such as future acquisitions. Holders of Exchange Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the Exchange Notes.

USE OF PROCEEDS

The Exchange Offer is intended to satisfy DuPont’s obligations under the Registration Rights Agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of Exchange Notes in connection with the Exchange Offer. In consideration for issuing the Exchange Notes, DuPont will receive the Original Notes from you in like principal amount. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness.

THE EXCHANGE OFFER

Purpose of the Exchange Offer; Registration Rights

In connection with the issuance of the Original Notes, we entered into the Registration Rights Agreement pursuant to which we agreed to use commercially reasonable efforts to cause to be filed and have declared effective an exchange offer registration statement under the Securities Act and to consummate an exchange offer for each of the Original Notes. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy our obligations thereunder.

We are making the Exchange Offer in reliance on the position of the SEC as described in previous no-action letters issued to third parties. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who exchanges Original Notes for Exchange Notes in the Exchange Offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is an “affiliate” of DuPont, as defined in Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.” Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

The Registration Rights Agreement requires us to use commercially reasonable efforts to (i) file a registration statement with the SEC with respect to the Exchange Offer for the Original Notes, (ii) cause such registration statement to be declared effective by October 2, 2026 (the “Notes Target Registration Date”) and (iii) complete the registered Exchange Offer not later than 60 days after the exchange offer registration statement becomes effective.

Alternatively, under the circumstances set forth below, the Registration Rights Agreement requires us to, at our expense, use our commercially reasonable efforts to: (a) cause to be filed with the SEC a shelf registration statement (“Shelf Registration Statement”) covering offers and resales of the Original Notes and to cause such Shelf Registration Statement to be declared effective by the later of (such date, the “Shelf Effectiveness Date”) (i) October 2, 2026 and (ii) the 180th day following receipt of a Shelf Request (as defined herein), and (b) use our commercially reasonable efforts to keep the Shelf Registration Statement effective until the date that all of the Original Notes covered by the Shelf Registration Statement cease to be “registrable securities” (as defined in the Registration Rights Agreement), including when all such notes have been sold pursuant to the Shelf Registration Statement.

These circumstances include, (i) if for any reason the Exchange Offer is not completed by the Notes Target Registration Date or (ii) if following the Notes Target Registration Date, DuPont receives a written request

(“Shelf Request”) from any initial purchaser of the Original Notes representing that it holds Original Notes that are or were ineligible to be exchanged in the Exchange Offer.

In the event of such a shelf registration, we will provide to each participating holder of the Original Notes copies of a prospectus, notify each participating holder of the Original Notes when the Shelf Registration Statement has become effective and take certain other actions to permit resales of the Original Notes. A holder of Original Notes that sells such notes under the Shelf Registration Statement generally will be (i) required to make certain representations to us (as described in the Registration Rights Agreement), (ii) required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (iii) subject to certain of the civil liability provisions under the Securities Act in connection with those sales and (iv) bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of Original Notes (including certain indemnification obligations). Holders of Original Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement as promptly as practicable after the occurrence of specified circumstances. Each holder of the Original Notes (including any broker-dealer) shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such holder’s notes pursuant to any Shelf Registration Statement.

If a Registration Default (as defined in the Registration Rights Agreement) occurs with respect to the Original Notes, the interest rate on the Original Notes will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends; provided that the rate at which such additional interest accrues shall in no event exceed 0.50% per annum. A Registration Default ends with respect to the Original Notes when such Original Notes cease to be a registrable security or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed or when the Shelf Registration Statement covering such registrable securities becomes effective or (2) in the case of a Registration Default under clause (ii) of the definition thereof, when the Shelf Registration Statement again becomes effective or the prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on the next date that there is no Registration Default.

A “Registration Default” occurs if, (i) the Exchange Offer of the Exchange Notes for all Original Notes validly tendered in accordance with the terms of the Exchange Offer is not completed on or by the Notes Target Registration Date, (ii) if a Shelf Registration Statement is required, such Shelf Registration Statement is not declared effective by the Shelf Effectiveness Date, or (iii) if applicable, a Shelf Registration Statement covering resales of the Exchange Notes has been declared effective and such Shelf Registration Statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (a) on more than two occasions of at least 30 consecutive calendar days during the required effectiveness period or (b) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period.

The Original Notes will cease to be “registrable securities” upon the earliest to occur of (1) when a registration statement with respect to such notes has become effective under the Securities Act and such notes have been exchanged or disposed of pursuant to such registration statement, (2) when such notes cease to be outstanding, (3) when such notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that DuPont shall have removed or caused to be removed any restrictive legend on such notes; or (4) except in the case of Original Notes with respect to which holders who are eligible to make a Shelf Request, when the Exchange Offer is consummated in accordance with the terms of the Registration Rights Agreement.

This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, copies of which are available from us upon request.

Terms of the Exchange Offer

DuPont is offering to exchange the Original Notes for a like principal amount of the Exchange Notes, the offer of which has been registered under the Securities Act. As of the date of this prospectus, the following aggregate principal amounts of Original Notes are outstanding:

Series	Amount Outstanding	Offer to Exchange
Original 4.725% 2028 Notes	$684,398,000	a like principal amount of Exchange Notes, the offer of which has been registered under the Securities Act

Upon the terms and subject to the conditions of the Exchange Offer set forth in this prospectus and the accompanying letter of transmittal, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. Promptly after the expiration date (unless extended as described in this prospectus), DuPont will issue Exchange Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the Exchange Offer. The Exchange Notes issued in connection with the Exchange Offer will be delivered promptly after the expiration date. Holders may tender some or all of their Original Notes in connection with the Exchange Offer, but only in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof in the case of the Original Notes. Holders who tender less than all of their Original Notes must continue to hold Original Notes in at least a minimum denomination of $2,000.

The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the issuance of the Exchange Notes will be registered under the Securities Act, and the transfer restrictions, special mandatory redemption, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes, and will be issued under the same Indenture and be entitled to the same benefits under the Indenture as the Original Notes being exchanged.

Except as described under “Description of the Exchange Notes—Book-Entry, Delivery and Form,” the Exchange Notes will be issued in the form of one or more Global Notes registered in the name of the DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of the Exchange Notes—Book-Entry, Delivery and Form.”

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. We intend to conduct the Exchange Offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture governing the Original Notes, but certain registration and other rights under the Registration Rights Agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the Registration Rights Agreement. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offer.”

We shall be considered to have accepted validly tendered Original Notes if and when we have given notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the Exchange Offer.

We will pay all charges and expenses in connection with the Exchange Offer other than the fees and expenses of any counsel to any holders of the Original Notes and any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Original Notes or the Exchange by a holder of such notes. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date for the Exchange Offer is 5:00 p.m., New York City time,    , 2026, unless we extend the expiration date for the Exchange Offer. We may extend the expiration date for the Exchange Offer in our discretion. If we so extend the expiration date for the Exchange Offer, the term “expiration date” for such Exchange Offer shall mean the latest date and time to which we extend such Exchange Offer.

We reserve the right to:

•	prior to the expiration date, delay accepting any Original Notes;

•	extend the Exchange Offer;

•	terminate the Exchange Offer if, in our reasonable judgment, any of the conditions described below under “—Conditions to the Exchange Offer” shall not have been satisfied or waived; or

•	amend the terms of the Exchange Offer in any way we determine.

We will give oral or written notice of any delay, extension or termination to the Exchange Agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of Original Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Original Notes of the amendment or waiver, and extend the offer if required by law.

If we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required by (i) Exchange Act Rule 13e-4(e)(3) or (ii) Securities Act Rule 162(a)(2). Rule 13e-4(e)(3) requires that if a material change occurs in the information published, sent or given to security holders, we must disseminate promptly disclosure of the change in a manner reasonably calculated to inform security holders of the change. In a registered securities offering such as the Exchange Offer, the offer must remain open from the date that material changes to the Exchange Offer materials are disseminated to security holders, as follows:

(i)	five business days for a prospectus supplement containing a material change other than price or share levels;

(ii)	ten business days for a prospectus supplement containing a change in price, the amount of securities sought, the dealer’s soliciting fee, or other similarly significant change;

(iii)	ten business days for a prospectus supplement included as part of a post-effective amendment; and

(iv)	twenty business days for a revised prospectus when the initial prospectus was materially deficient.

Any extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day.

If we delay accepting any Original Notes or terminate the Exchange Offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to such Exchange Offer as required by Rule 14e-1(c).

Interest on the Exchange Notes

The Exchange Notes will accrue interest from the most recent date on which interest on the Original Notes has been paid. With respect to the Exchange Notes, interest is payable semi-annually in arrears on the dates as described in “Description of the Exchange Notes.” If the regular record date for the first interest payment date of the Exchange Notes would be a date prior to the settlement date of the Exchange Offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

Conditions to the Exchange Offer

Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate the Exchange Offer as provided in this prospectus before the acceptance of the Original Notes, if prior to the expiration date:

•	the Exchange Offer violates applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in DuPont’s judgment, could reasonably be expected to impair the ability of DuPont to proceed with the Exchange Offer.

The conditions listed above are for our benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not constitute a waiver of such right, and such right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any Original Notes and promptly return all tendered Original Notes to the tendering holders and terminate the Exchange Offer;

•

extend the Exchange Offer and retain all Original Notes tendered before the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw those Original Notes (see “ —Withdrawal of Tenders”); or

•

waive unsatisfied conditions relating to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn. If this waiver constitutes a material change to the Exchange Offer, we will promptly disclose the waiver in a manner reasonably calculated to inform the holders of Original Notes of the waiver, and extend the offer if required by law.

Any determination by us concerning the above events will be final and binding.

Procedures for Tendering

Procedures for Tendering Original Notes

All of the Original Notes are held in book-entry form through DTC. Participants in DTC’s system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the Exchange Agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program (the “Automated Tender Offer Program”) procedures for such transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against such participant. A tender of Original Notes through a book-entry transfer into the Exchange Agent’s account will only be effective if an agent’s message is transmitted to and received or confirmed by the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent.

By using the Automated Tender Offer Program procedures to exchange Original Notes, you will not be required to deliver a letter of transmittal to the Exchange Agent. However, you will be bound by its terms just as if you had signed it.

Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner.

General

The tender by a holder of Original Notes and our acceptance of the Original Notes will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the Exchange Agent to notify holders of defects or irregularities relating to tenders of Original Notes, none of DuPont, the Exchange Agent or any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. The Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders promptly following the expiration date.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offer,” to terminate the Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, exchange, sell, assign and transfer the Original Notes it is tendering and that we will acquire good, marketable and unencumbered title to the Original Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the Original Notes are accepted by us;

•	the Exchange Notes acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•

it has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes it will receive in the Exchange Offer;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of DuPont; and

•

if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective for DTC, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes and otherwise comply with DTC’s procedures.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices and our determination shall be final and binding on all parties. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as the exchange agent (the “Exchange Agent”) in connection with the Exchange Offer for the Original Notes. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its office at 111 Fillmore Avenue E, St. Paul, Minnesota 55107, Attn: Specialized Finance. The Exchange Agent’s email is cts.specfinance@usbank.com.

Fees and Expenses

We have not retained any dealer manager in connection with the Exchange Offer and we will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and certain accountant and legal fees, other than the fees and expenses of any counsel to any holders of the Original Notes and any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Original Notes or the Exchange Notes by a holder of such notes.

Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes. If, however, Exchange Notes are to be delivered to, or issued in the name of, any person other than the holder of the Original Notes tendered; or a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with their tender, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes related to the Exchange Offer. We will record the expenses of the Exchange Offer as incurred.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offer

Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offer will be made only after timely confirmation of book-entry transfer of the Original Notes into the Exchange Agent’s account and after timely receipt by the Exchange Agent of an agent’s message from DTC, and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery.

All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Original Notes will be determined by DuPont in its sole discretion, and its determination will be final and binding. DuPont reserves the absolute right to reject any and all tenders of Original Notes that it determines are not in proper form or for which the acceptance for exchange may, in the opinion of its counsel, be unlawful. DuPont also reserves the right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of Original Notes of any particular holder, whether or not similar conditions, defects or irregularities are waived in the case of other holders of Original Notes. DuPont’s interpretation of the terms and conditions of the Exchange Offer will be final and binding. No tender or notice of withdrawal will be deemed to have been validly made until all defects or irregularities have been cured or waived by DuPont. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange or waive any such defects or irregularities.

Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

In the event the Exchange Offer is completed, DuPont generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•	the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if such registration is not required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

None of DuPont or its board of directors makes any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the Exchange Offer. Moreover, no one has been authorized to make any such recommendation. Holders of Original Notes must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES

General

DuPont issued the Original Notes under an Indenture, dated as of November 28, 2018 (the “Base Indenture”), by and between DowDuPont Inc., as issuer and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as heretofore supplemented and amended, and as supplemented by the fourth supplemental indenture, dated as of October 2, 2025 (the “Base Indenture”, as so supplemented, the “Indenture”), among DuPont, as issuer, and the Trustee. The Exchange Notes to be issued in connection with the Exchange Offer for the Original Notes, as described elsewhere in this prospectus, will also be issued under the same Indenture.

The following summary of certain provisions of the Indenture and the Exchange Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Exchange Notes, including the definitions of certain terms therein and those terms made part thereof by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In this description all references to “DuPont”, “we”, “our” and “us” mean DuPont de Nemours, Inc. only.

In the future, DuPont may, without the consent of the holders, increase the principal amount of the Exchange Notes offered hereby by issuing additional Exchange Notes. The Exchange Notes and any additional Exchange Notes subsequently issued under the Indenture will be treated as a single series or class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions; provided that, if any such additional Exchange Notes are not fungible with the existing Exchange Notes for United States federal income tax purposes, such additional Exchange Notes will have a separate CUSIP number, Common Code and/or ISIN Number, as applicable.

The Indenture does not limit the aggregate amount of debt securities which may be issued under the Indenture. Other than the provisions relating to a Change of Control Repurchase Event, the Indenture does not contain any debt covenants or other provisions which would afford the holders of the Exchange Notes protection in the event of a highly leveraged or similar transaction.

The Exchange Notes will be issued in fully registered form and will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Principal Amount

The Exchange Notes will be issued in the initial aggregate principal amount set forth below.

Maturity

The Exchange Notes will mature on the maturity date set forth below.

Interest

Interest on the Exchange Notes will accrue from (and including) the most recent date on which interest has been paid on the Original Notes accepted in the Exchange Offer.

Interest on the Exchange Notes will be payable semi-annually in arrears on the interest payment dates set forth below. The first interest payment date on the Exchange Notes is set forth below. Interest will be payable to the persons in whose names the Exchange Notes are registered at the close of business on the regular record date set forth below immediately preceding the relevant interest payment date (whether or not a business day). Interest on the Exchange Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, the maturity date or any redemption date of a series of notes falls on a day that is not a business day, the related payment of principal and/or interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

Exchange Notes

•	Title of the notes: 4.725% Notes due 2028

•	Total principal amount being issued: up to $684,398,000

•	Maturity date: November 15, 2028

•	Interest rate: 4.725% per annum

•	Interest payment dates: May 15 and November 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange Notes

•	Regular record dates for interest: May 1 and November 1

Optional Redemption

Prior to the Par Call Date (as defined herein), we may redeem the Exchange Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Exchange Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the Exchange Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Exchange Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Par Call Date” means August 15, 2028 (three months prior to the maturity date of the Exchange Notes).

“Treasury Rate” means, with respect to the redemption date, the yield determined by DuPont in accordance with the following two paragraphs.

The Treasury Rate shall be determined by DuPont after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, DuPont shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields–one yield corresponding to the

Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life–and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, DuPont shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, DuPont shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, DuPont shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

DuPont’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the Exchange Notes to be redeemed.

In the case of a partial redemption, selection of the Exchange Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Exchange Notes of a principal amount of $2,000 or less will be redeemed in part. If the Exchange Notes are to be redeemed in part only, the notice of redemption that relates to such Exchange Note will state the portion of the principal amount of such Exchange Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Exchange Note will be issued in the name of the holder of the Exchange Note upon surrender for cancellation of the original Exchange Note. For so long as the Exchange Notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the Exchange Notes shall be done in accordance with the policies and procedures of such depositary.

Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Exchange Notes or portions of the Exchange Notes called for redemption.

Change of Control Repurchase Event

If a Change of Control Triggering Event occurs with respect to the Exchange Notes, unless we have exercised our right to redeem in whole the Exchange Notes as described above under “—Optional Redemption,” holders of Exchange Notes will have the right to require us to repurchase all or any part (equal to $2,000 and additional multiples of $1,000) of their Exchange Notes pursuant to the offer described below (the “Change of

Control Offer”) on the terms set forth in the Exchange Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Exchange Notes repurchased plus accrued and unpaid interest, if any, on the Exchange Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of the Exchange Notes and the Trustee describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Exchange Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Exchange Notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Exchange Notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Exchange Notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

(i) accept for payment all Exchange Notes or portions of Exchange Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions of Exchange Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Exchange Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Exchange Notes or portions of Exchange Notes being purchased.

The Paying Agent will promptly pay to each holder of Exchange Notes properly tendered the purchase price for the Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered; provided that each new Exchange Note will be in a principal amount of $2,000 and additional multiples of $1,000. We will not be required to make an offer to repurchase the Exchange Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all Exchange Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase of Exchange Notes at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the Exchange Notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Exchange Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency or Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of DuPont and its subsidiaries taken as a whole to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than DuPont or one of its subsidiaries; (2) the approval by the holders of DuPont’s voting stock of any plan or proposal for the liquidation or dissolution of DuPont (whether or not otherwise in compliance with the provisions of the Indenture); or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting interests in our capital stock; provided, for the avoidance of doubt, that the Intended Electronics Separation shall not constitute a Change of Control.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Exchange Notes to require us to repurchase such holder’s Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another Person or Group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and an equivalent rating of any replacement agency, respectively.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Paying Agent” means the Trustee or any other Person authorized by DuPont to pay the principal of or interest on the Notes on behalf of DuPont.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Exchange Notes publicly available for reasons outside of our control, a credit rating agency registered as a “nationally recognized statistical rating organization” with the SEC, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

Notwithstanding anything to the contrary, any action taken by any of DuPont or any Restricted Subsidiary in connection with or incidental to the consummation of the Intended Electronics Separation and other transactions on substantially the terms described under “Summary—Intended Electronics Separation and Summary—Recent Developments” of the Offering Memorandum and Consent Solicitation Statement, dated September 2, 2025 (as amended and supplemented, the “Offering Memorandum”) with respect to the issuance of the Original Notes shall be permitted under all covenants and obligations under the Indenture without restriction.

Liens

In the Indenture, we have agreed that, with respect to the Exchange Notes, so long as any of the Exchange Notes remain outstanding, we will not, nor will we permit any Restricted Subsidiary to, issue, assume, or guarantee any debt for money borrowed if that debt is secured by a mortgage on any Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary (whether the Principal Property, shares of stock, or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Exchange Notes shall be secured equally and ratably with such debt. This restriction, however, shall not apply to:

(i) mortgages on property, shares of stock, or indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary;

(ii) mortgages on property existing at the time that it is acquired, or to secure debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which debt is incurred prior to, at the time of or within one year after such acquisition, completion of such construction, or the commencement of commercial operation of such property thereon;

(iii) mortgages securing debt owing by any Restricted Subsidiary to us or another Restricted Subsidiary;

(iv) mortgages on property of a Person existing at the time that Person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

(v) mortgages on property of us or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages, including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings;

(vi) mortgages existing on the date of the Indenture; or

(vii) any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the clauses immediately above.

Notwithstanding the above, we and one or more of our Restricted Subsidiaries may, without securing the Exchange Notes, issue, assume, or guarantee debt secured by mortgages which would otherwise be subject to the above restrictions; provided that the aggregate amount of that debt that would then be outstanding after giving pro forma effect to any such incurrence (including pro forma application of the proceeds of such debt incurred), together with the aggregate amount of the then outstanding Attributable Debt incurred under clause (a) of the covenant described under “—Sale and Leaseback Transactions”, does not exceed 10% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries.

Sale and Leaseback Transactions

Sale and leaseback transactions by us or any Restricted Subsidiary of any Principal Property are prohibited unless (a) we or such Restricted Subsidiary would be entitled to issue, assume, or guarantee debt secured by a mortgage upon the property involved at least equal in amount to the Attributable Debt for that transaction without equally and ratably securing the Exchange Notes or (b) an amount in cash equal to the Attributable Debt for that transaction is applied to the retirement of our non-subordinated debt or debt of a Restricted Subsidiary, which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after its creation.

Merger, Consolidation or Sale of Assets

DuPont will not consolidate or merge with any other Person or permit a merger of any other Person into DuPont or permit DuPont to be merged into any other entity, or sell, convey, transfer or lease all or substantially all of our assets to another Person unless (i) either DuPont will be the continuing entity or the successor, transferee or lessee entity, if other than DuPont, shall assume our obligations under the Indenture and under the Exchange Notes and (ii) immediately after such consolidation, merger or disposal, DuPont or the surviving Person would not be in default in the performance of any covenant or condition in the Indenture.

For the avoidance of doubt, the Intended Electronics Separation shall not constitute a sale or transfer of all or substantially all of the assets of DuPont.

Reports and Other Information

We will file with the Trustee and the SEC, and transmit to holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, unless available on EDGAR, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within 30 days after the same is filed with the SEC.

Modification of the Indenture

The terms of the Exchange Notes or the terms of the Indenture with respect to such Exchange Notes may be amended, supplemented or otherwise modified by DuPont and the Trustee, at any time and from time to time, without the consent of any holder of outstanding Exchange Notes for any of the following purposes:

(i) to add to the covenants and agreements of DuPont and to add Events of Default, in each case for the protection or benefit of the holders of the Exchange Notes, or to surrender any right or power conferred upon DuPont;

(ii) to add to or change any of the provisions of the Indenture to provide, change or eliminate any restrictions on the payment of principal or premium, if any, on the Exchange Notes; provided that any such action does not adversely affect the interests of holders of the Exchange Notes in any material respect;

(iii) to evidence the succession of another entity to DuPont, or successive successions, and the assumption by such successor of the covenants and obligations of DuPont contained in the Exchange Notes and in the Indenture in accordance with the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(iv) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Exchange Notes and to add to or change any of the provisions of the Indenture as shall be necessary for or facilitate the administration of the trusts under the Indenture by more than one trustee;

(v) to secure the Exchange Notes;

(vi) to cure any ambiguity or inconsistency or to correct or supplement any provision in the Indenture or to conform the terms that are applicable to the Exchange Notes to the description of the terms of such Exchange Notes in this “Description of the Exchange Notes”;

(vii) to add to or change or eliminate any provision of the Indenture as shall be necessary or desirable in accordance with the Trust Indenture Act;

(viii) to add guarantors or co-obligors with respect to the Exchange Notes or to release guarantors from their guarantees of such Exchange Notes, in accordance with the terms of the Exchange Notes;

(ix) to make any change in the Exchange Notes that does not adversely affect in any material respect the rights of the holders of such Exchange Notes;

(x) to provide for uncertificated securities in addition to certificated securities; or

(xi) to supplement any of the provisions of the Indenture to the extent as shall be necessary to permit or facilitate the defeasance or discharge of the Exchange Notes; provided that any such action shall not adversely affect the interests of the holders of such Exchange Notes in any material respect.

The terms of the Exchange Notes or the terms of the Indenture with respect to such Exchange Notes may be amended, supplemented or otherwise modified by DuPont and the Trustee, at any time and from time to time, with the consent of holders of a majority in aggregate principal amount of the outstanding Exchange Notes for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the holders of the Exchange Notes; provided that no such amendment, supplement or modification shall, without the consent of the holder of each outstanding Exchange Note:

(i) extend the stated maturity of the principal of, or any installment of interest on, the Exchange Notes, or reduce the principal amount or redemption price thereof or the interest thereon or any premium payable thereon, or extend the stated maturity of, or change the place of payment where, or the currency in which the principal of and premium, if any, or interest on the Exchange Notes is denominated or payable, change the ranking of such Exchange Notes or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or in the case of redemption, on or after the redemption date);

(ii) reduce the percentage in principal amount of outstanding of Exchange Notes, the consent of whose holders is required for any amendment, supplement, modification or waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture;

(iii) modify any of the provisions of the Indenture or such Exchange Notes relating to amendment, modification or waiver of compliance with certain provisions of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be amended, modified or waived without the consent of the holder of each outstanding Exchange Note affected thereby;

(iv) [Reserved]; or

(v) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

Events of Default

The following events shall be “Events of Default” with respect to the Exchange Notes:

(i) default by DuPont for 30 days in the payment of any installment of interest on the Exchange Notes;

(ii) default by DuPont in the payment of principal and premium, if any, on the Exchange Notes;

(iii) [Reserved];

(iv) default by DuPont for 90 days after appropriate notice, given in accordance with the Indenture to DuPont by the Trustee or to DuPont and the Trustee by holders of 25% or more in aggregate principal amount of the Exchange Notes, in performance of any other covenant or condition (other than a covenant or condition which has been expressly included in the Indenture solely for the benefit of a different series of notes) in the Indenture; and

(v) certain events involving bankruptcy, insolvency or reorganization.

The Indenture provides that, if an Event of Default (other than an Event of Default specified in clause (v) above) shall occur and be continuing with respect to the Exchange Notes, either the Trustee or the holders of 25% in principal amount of the Exchange Notes then outstanding may declare the principal of and all accrued and unpaid interest on the Exchange Notes to be due and payable immediately by a notice in writing to DuPont (and to the Trustee if given by holders). If an Event of Default specified in clause (v) above occurs and is continuing, then in every such case, the principal amount of and accrued and unpaid interest on the Exchange Notes shall automatically, and without any acceleration or any other action on the part of the Trustee or any holder, become due and payable immediately.

Legal Defeasance and Covenant Defeasance

DuPont may, at its option and at any time upon the satisfaction of certain conditions described below, elect to have all of its obligations discharged with respect to the Exchange Notes (“Legal Defeasance”) except for:

(i) the rights of holders of Exchange Notes to receive payment of the principal of and premium, if any, and interest on Exchange Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(ii) certain of DuPont’s obligations with respect to the Exchange Notes, including issuing temporary Exchange Notes, registration of such Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii) if the Exchange Notes are to be called for redemption prior to the stated maturity, the provisions of the Indenture related to redemption;

(iv) the satisfaction and discharge and defeasance provisions of the Indenture; and

(v) the rights, powers, trusts, duties and immunities of the Trustee.

In addition, DuPont may, at its option and at any time upon the satisfaction of certain conditions described below, elect to have its obligations released with respect to certain restrictive covenants in the Indenture with respect to the Exchange Notes, including with respect to the covenant described in “—Change of Control Repurchase Event” (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default with respect to the Exchange Notes. In the event Covenant Defeasance occurs with respect to the Exchange Notes, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to DuPont) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Exchange Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Exchange Notes:

(i) DuPont must have irrevocably deposited with the Trustee as trust funds in trust, for the benefit of the holders of the Exchange Notes, cash in U.S. dollars, government securities, or a combination thereof, in such amounts as will be sufficient to pay the principal amount of and premium, if any, and interest due the Exchange Notes on each date an installment of interest or principal and premium are due and, if the Exchange Notes are to be called for redemption as described in clause (iv) below, to pay and discharge the redemption price (together with any applicable accrued interest) on such Exchange Notes called for redemption on the redemption date;

(ii) DuPont shall have delivered to the Trustee an opinion of counsel to the effect that holders of the Exchange Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of DuPont’s exercise of its option and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of Legal Defeasance, such opinion of counsel shall be based upon and accompanied by a ruling to the effect received by DuPont from, or published by, the Internal Revenue Service;

(iii) no default (other than that resulting from borrowing funds and the granting of liens to be applied to such deposit in connection therewith) shall have occurred and be continuing on the date of such deposit with respect to the Exchange Notes;

(iv) if the cash or government securities or combination thereof, as the case may be, deposited under clause (i) are sufficient to pay the principal and premium, if any, and interest on the Exchange Notes or any portion thereof to be redeemed on a particular redemption date, DuPont shall have given to the Trustee irrevocable instructions to redeem such Exchange Notes on such date and shall have made arrangements satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the name, and at the expense, of DuPont; and

(v) DuPont shall have delivered to the Trustee an officers certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent to such action under the Indenture have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to the Exchange Notes, when:

(i) either (a) all Exchange Notes theretofore authenticated and delivered, other than Exchange Notes that have been destroyed, lost or stolen and that have been replaced or paid and Exchange Notes for whose payment money has theretofore been deposited in trust (or segregated and held in trust by DuPont and thereafter repaid to DuPont or discharged from such trust pursuant to the terms of the Indenture), have been delivered to the Trustee for cancellation; or (b) all Exchange Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their stated maturity within one year or (C) are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of DuPont, and DuPont, in the case of (A), (B) or (C), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust sufficient to pay and discharge the entire indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as applicable;

(ii) DuPont has paid or caused to be paid all other sums payable under the Indenture by it with respect to the Exchange Notes; and

(iii) DuPont has delivered to the Trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent provided for relating to the satisfaction and discharge of the Indenture with respect to the Exchange Offer have been complied with.

No Personal Liability of Directors, Officers and Stockholders

No director, officer, incorporator or stockholder of DuPont shall have any liability for any obligations of the DuPont under the Exchange Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting Exchange Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liability under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Trustee

U.S. Bank Trust Company, National Association will serve as Trustee under the Indenture and the Exchange Notes. The Trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

Applicable Law

The Exchange Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Definition of Certain Terms

“Attributable Debt” is defined as the present value, discounted as provided in the Indenture, of the obligation of a lessee for rental payments during the remaining term of any lease.

“Consolidated Net Tangible Assets” means the total amount of assets less applicable reserves and other properly deductible items after deducting (a) all current liabilities excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other intangible assets, all as set forth on our most recent quarterly balance sheet and computed in accordance with U.S. generally accepted accounting principles.

“Intended Electronics Separation” means the separation of DuPont’s electronics business, which includes its semiconductor technologies and interconnect solutions businesses into an independent public company, Qnity Electronics, Inc. See “Summary—Intended Electronics Separation” in the Offering Memorandum.

“Issue Date” means the date on which the Exchange Notes are originally issued.

“Person” means any individual, corporation, limited liability company, partnership, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof or other entity.

“Principal Property” is defined as any manufacturing plant or facility, distribution facility or any mineral producing property or any research facility located within the continental United States owned by us or any Restricted Subsidiary, unless, in the opinion of our Board of Directors, such plant, facility, property or research facility is not of material importance to the total business conducted by us and our Restricted Subsidiaries.

“Restricted Subsidiary” is defined to mean any wholly-owned subsidiary:

•	substantially all the property of which is located within the continental United States of America;

•	which owns a Principal Property; and

•	in which our investment exceeds 1% of our total consolidated assets as of the end of the preceding year.

The term “Restricted Subsidiary” does not include any wholly-owned subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing our operations outside the continental United States.

Book-Entry, Delivery and Form

The Exchange Notes will be issued in the form of one or more fully registered global notes (the “Global Notes”) registered in the name of DTC or Cede & Co., DTC’s nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC and investors will hold such beneficial interests only through DTC, or through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V. as DTC participants. Beneficial interests in the Global Notes will be held in denominations of $2,000 and additional multiples of $1,000. Except as described below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC has advised DuPont as follows: DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC. DTC holds securities deposited with it by its participants and records the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Individual certificates in respect of the Exchange Notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies DuPont that it is unwilling or unable to continue as a clearing system in connection with the Global Notes, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by DuPont within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, DuPont will issue or cause to be issued individual certificates in registered form on registration of the transfer of, or in exchange for, book-entry interests in the Notes represented by such Global Notes upon delivery of such Global Notes for cancellation. In addition, if an Event of Default has occurred or is continuing, the owners of beneficial interests in any of the Notes will be entitled to receive individual certificates in registered form.

Book-entry interests in the Exchange Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. DuPont has agreed to amend or supplement this prospectus for a period ending on the earlier of (i) 180 days after the date on which this registration statement becomes effective (as such period may be extended pursuant to the Registration Rights Agreement) and (ii) the date on which each participating broker-dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, in each case to the extent necessary, and if requested by one or more participating broker-dealers, to expedite or facilitate the disposition of the Exchange Notes by participating broker-dealers.

DuPont will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers or transfer taxes, if any, and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF THE SECURITIES

Certain legal matters with respect to the validity of the Exchange Notes offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Sinochem (Ningbo) RO Memtech Co., Ltd. because it was acquired by the Company in a purchase business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DUPONT DE NEMOURS, INC.

Offer to exchange up to $684,398,000 principal amount of 4.725% Notes due 2028 for a like principal amount of 4.725% Notes due 2028, the offer of which has been registered under the Securities Act

PROSPECTUS

    , 2026

The Exchange Agent is:

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

111 Fillmore Avenue E

St. Paul, Minnesota 55107

Attn: Specialized Finance

For Information Email:

Email: cts.specfinance@usbank.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for a director for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) for an officer in any action by or in the right of the corporation.

Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees, or agents who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In any threatened, pending, or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee, or agent of the corporation (or another enterprise if serving at the request of the corporation) against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s Restated Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the Delaware Law. The registrant also has indemnification agreements with its directors and officers. In addition, the registrant maintains liability insurance for its directors and officers.

Item 21. Exhibits

Exhibit No.	Description of Document

3.1	Restated Third Amended and Restated Certificate of Incorporation of DuPont de Nemours, Inc. (Filed as Exhibit 3.2 to the DuPont de Nemours, Inc. Current Report on Form 8-K dated and filed June 24, 2026, and incorporated herein by reference.)

3.2	Amended and Restated Bylaws of DuPont de Nemours, Inc. (Filed as Exhibit 3.1 to the DuPont de Nemours, Inc. Current Report on Form 8-K dated and filed March 30, 2023, and incorporated herein by reference.)

Exhibit No.	Description of Document

4.2	Indenture, dated as of November 28, 2018, by and between DowDuPont Inc. and U.S. Bank National Association, as trustee. (Filed as Exhibit 4.1 to the DuPont de Nemours. Inc. Current Report on Form 8-K filed on November 28, 2018, and incorporated herein by reference.)

4.3	Fourth Supplemental Indenture, dated October 2, 2025, by and between DuPont de Nemours, Inc. and U.S. Bank Trust Company, National Association, as trustee. (Filed as Exhibit 4.3 to DuPont de Nemours, Inc.’s Current Report on Form 8-K filed October 2, 2025, and incorporated herein by reference.)

4.4	Form of 4.725% Note due 2028. (Included in Exhibit 4.3 hereto, and incorporated herein by reference.)

*5.1	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP.

*21.1	Subsidiaries of DuPont de Nemours, Inc.

*23.1	Consent of PricewaterhouseCoopers LLP with respect to DuPont’s financial statements.

*23.2	Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included in Exhibit 5.1 hereto).

*24	Powers of Attorney (set forth on the signature pages to this registration statement).

*25	Form T-1 Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture.

*99	Form of Letter of Transmittal

*107	Calculation of Filing Fee Tables

*	Filed herewith.

Item 22. Undertakings

The following undertakings are made by the undersigned registrant:

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)

That, for the purpose of determining liability under the Securities Act as to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(4)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 4, 2026.

DuPont de Nemours, Inc.

By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover
Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Lori D. Koch, Antonella B. Franzen and Erik T. Hoover, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-4, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lori D. Koch Lori D. Koch	Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2026

/s/ Antonella B. Franzen Antonella B. Franzen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 4, 2026

/s/ Madeleine G. Barber Madeleine G. Barber	Vice President of Tax, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 4, 2026

/s/ Amy G. Brady Amy G. Brady	Director	August 4, 2026

/s/ Edward D. Breen Edward D. Breen	Director	August 4, 2026

/s/ Ruby R. Chandy Ruby R. Chandy	Director	August 4, 2026

Signature	Title	Date

/s/ Alexander M. Cutler Alexander M. Cutler	Director	August 4, 2026

/s/ Eleuthère I. du Pont Eleuthère I. du Pont	Director	August 4, 2026

/s/ James A. Lico James A. Lico	Director	August 4, 2026

/s/ Frederick M. Lowery Frederick M. Lowery	Director	August 4, 2026

/s/ D. G. Macpherson D. G. Macpherson	Director	August 4, 2026

/s/ Kurt B. McMaken Kurt B. McMaken	Director	August 4, 2026